Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44680 and 333-50498) of ServiceWare Technologies, Inc. of our report dated February 9, 2005 relating to the financial statements, which appears in the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 31, 2005